EXHIBIT 10.13

STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT is entered into as of the 11th day of January, 2006 (“Date of Grant”) between IAN BARON (the “Optionee”), and SKY PETROLEUM, INC., a Nevada corporation (“Sky” or “Company”).

        WHEREAS, the Optionee and the Company have entered into a Consulting Agreement (“Consulting Agreement”) and the Company has agreed to grant the Optionee stock options exercisable to acquire 600,000 shares of the Company’s Common Stock at $1.00 per share, vesting one-third (1/3) each year, beginning on November 15, 2006 and expiring on the earlier of November 15, 2013 or 90 days after Optionee ceases to be a consultant to the Company or a Director of the Company (the “Options”);

        WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interest of the Company and its shareholders to enter into the Consulting Agreement and to grant the Optionee the Options;

        WHEREAS, the Board has authorized the grant to the Optionee of Options;

        WHEREAS, the Optionee has agreed to accept the Options as partial consideration under the Consulting Agreement; and

        WHEREAS, the Options are intended to be Non-Qualified Stock Options not intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

        NOW, THEREFORE, the Company and the Optionee agree as follows:

        1.        Option Grant. The Company hereby grants to the Optionee the option to purchase, upon the terms and conditions set forth herein, the Option to purchase 600,000 shares of Common Stock of the Company at an exercise price of US$1.00 per share.

        2.        Vesting and Termination Schedule. The Options shall vest and shall be fully exercisable as follows:

(a)	Options exercisable to acquire 200,000 shares of Common Stock of the Company shall vest on November 15, 2006 and terminate on the earlier of November 15, 2013 or 90 days after Optionee ceases to be a consultant to or Director of the Company;

(b)	Options exercisable to acquire 200,000 shares of Common Stock of the Company shall vest on November 15, 2007 and terminate on the earlier of November 15, 2013 or 90 days after Optionee ceases to be a consultant to or Director of the Company; and

(c)	Options exercisable to acquire 200,000 shares of Common Stock of the Company shall vest on November 15, 2008 and terminate on the earlier of November 15, 2013 or 90 days after Optionee ceases to be a consultant to or Director of the Company;.

        The vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5 and 7 below.

        3.        Options not Transferable. Unless otherwise specified in this Agreement or by the Board, this Option and the rights and privileges conferred by this Agreement may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Agreement contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Agreement, such Option shall thereupon terminate and become null and void.

        4.        Termination of Advisory Efforts and Options. Vested Options shall terminate and be null and void, to the extent not previously exercised, on the earlier of November 15, 2013 or 90 days after Optionee ceases to be a consultant to or Director of the Company.

        5.        Distributions, Reorganization or Liquidation. In the case of any unit distribution, unit split, liquidation or like change in the nature of Common Stock covered by this Agreement, the number of Common Stock and exercise price shall be proportionately adjusted as set forth below.

        (a)        If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a distribution payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Board shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock and/or the exercise price per Common Stock so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent such action shall include an increase or decrease in the number of Common Stock subject to outstanding options, the number of Common Stock available under this Agreement shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Board, the Company or the Company’s shareholders.

        (b)        If the Company is liquidated or dissolved, the Board shall allow the Optionee to exercise all or any part of the unvested portion of the Options held by him; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Optionee does not exercise his Options prior to such effective date, each outstanding option shall terminate as of the effective date of the liquidation or dissolution.

        6.        Exercise of Option. The Options shall be exercisable, in whole or in part, at any time after vesting, until termination; provided, however, if the Optionee is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the Common Stock, he shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares of Common Stock included in the vested portion of the Options are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term.

        Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the Chief Executive Officer of the Company at its principal executive office, specifying the number of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier’s check in the amount of the full exercise price for the Common Stock to be purchased. During the lifetime of the Optionee, the Options are exercisable only by the Optionee.

        7.  Change in Control.

        (a)   Any and all Options that are outstanding hereunder for at least six (6) months at the time of occurrence of any of the events (a “Change in Control”) described in Subparagraphs (i), (ii), and (iii) below (each an “Eligible Option”) shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an “Acceleration Window”):

(i)	For a period of forty-five (45) days beginning on the day on which any “Person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than a shareholder of the Company on the date of this Agreement, the Company, any subsidiary or employee benefit plan of the Company including any trustee of such plan acting as trustee) together with all Affiliates and Associates of such Person, becomes, after the date of this Agreement, the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the limited liability company interests then outstanding;

(ii)	Beginning on the date that a tender or exchange offer for all of the Common Stock of the Company by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than fifty percent (50%) of the limited liability company interests then outstanding;

(iii)	For a period of twenty (20) days beginning on the day on which the shareholders of the Company duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Common Stock into securities of any entity, or cash, or property, or a combination of any of the foregoing; provided, that the holder has agreed in writing to waive his rights, if any, arising under Section 5 above in connection with the completion of the any of the transactions described in this clause.

Provided, however, that with respect to the event specified in Subparagraph (i) above, such accelerated vesting shall not occur if the event that would trigger the accelerated vesting of Eligible Options has received the prior approval by the affirmative vote of a majority of all of the members of the Board, excluding for such purposes the votes of managers who are managers or officers of, or have a material financial interest in, any entity (other than the Company) who is party to the event specified in Subparagraph (ii) above.

        (b)        The exercisability of any Eligible Option that remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of this Agreement.

        8.        Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Options for the Common Stock.

        9.        No Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any units covered by the Options until the Optionee becomes a record holder of such units, irrespective of whether the Optionee has given notice of exercise. Subject to the provisions of Sections 6 and 8 hereof, no rights shall accrue to the Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether the Optionee has given notice of exercise.

        10.        Securities Regulation and Withholding.

        (a)        Neither the Options nor the shares of Common Stock issuable upon exercise of the Options have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the offer and sale of such securities is being made pursuant to an exemption from the registration requirements of the Securities Act. The Common Stock shall not be issued with respect to the Options unless the exercise of the Options and the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such units. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Agreement, or the unavailability of an exemption from registration for the issuance and sale of any units under this

Agreement, shall relieve the Company from any liability with respect to the non-issuance or sale of such units.

        As a condition to the exercise of the Options, the Board may require the Optionee to represent and warrant in writing at the time of such exercise that the units are being purchased only for investment and without any then-present intention to sell or distribute such Common Stock. The Common Stock issuable upon exercise of the Options will be restricted securities (as defined under Rule 144 of the Securities Act) and the certificates representing such securities shall bear a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation.

        (b)        As a condition to the exercise of the Options, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, provincial, state or local withholding tax obligations that may arise in connection with such exercise.

        11.        Entire Agreement. This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

        12.        Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

The Company:	SKY PETROLEUM, INC. ________________________ ________________________

The Optionee:	IAN BARON ________________________ ________________________

SKY PETROLEUM, INC.

By: /s/ Daniel Meyer _____________________________ Its: President _____________________________	/s/ Ian Baron _____________________________ Optionee

        THE COMMON STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE COMMON STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

EXHIBIT A

Notice of Election to Exercise

        This Notice of Election to Exercise shall constitute proper notice pursuant to Section 6 of that certain Stock Option Agreement (the “Agreement”) dated as of the ____ day of ___________, _____ between SKY PETROLEUM, INC. (the “Company”) and the undersigned.

        The undersigned hereby elects to exercise Optionee’s option to purchase __________ Common Stock of the Company at a price of [$___] per share, for aggregate consideration of $______, on the terms and conditions set forth in the Agreement. Such aggregate consideration, in the form specified in Section 6 of the Agreement, accompanies this notice.

        The undersigned has executed this Notice this ____ day of __________, 200__.

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Signature

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Name (typed or printed)